UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 7, 2014

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas  77515

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 7, 2014, we held our annual meeting of shareholders. There were four proposals acted upon at the meeting. Shareholders voted to (1) elect each director nominee, (2) approve the First Amendment to the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan, (3) approve the advisory vote on named executive officer compensation and (4) ratify the appointment of KPMG, LLP as the independent registered public accounting firm of the Company for 2014. The following is a description of each proposal and the votes cast with respect to such proposal:

Election of Directors

Nominee	For	Withheld	Non-Vote
Michael R. Dawson	45,797,021	1,317,736	2,482,061
Gayla J. Delly	46,386,082	728,675	2,482,061
Peter G. Dorflinger	46,047,612	1,067,145	2,482,061
Douglas G. Duncan	46,066,024	1,048,733	2,482,061
Kenneth T. Lamneck	46,386,256	728,501	2,482,061
David W. Scheible	45,753,813	1,360,944	2,482,061
Bernee D. L. Strom	45,753,700	1,361,057	2,482,061
Clay C. Williams	46,117,284	997,473	2,482,061

Plan Amendment

For	Against	Abstain	Non-Vote
44,595,903	-	2,518,854	2,482,061

Say on Pay

For	Against	Abstain	Non-Vote
44,807,935	1,772,106	534,716	2,482,061

Ratification of Auditors

For	Against	Abstain	Non-Vote
48,855,090	235,257	506,471	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: May 8, 2014	By: /s/ Gayla J. Delly
Gayla J. Delly
President and Chief Executive Officer